UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2014

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 19, 2014, Ixia (the “Company”) received a letter (the “August 19 Letter”) from The NASDAQ Stock Market LLC (“Nasdaq”) stating that because the Company has not yet filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (the “2014 Second Quarter Form 10-Q”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”). The Rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The August 19 Letter also notifies the Company that its delay in filing the 2014 Second Quarter Form 10-Q serves as an additional basis for the potential delisting of the Company’s common stock. As previously disclosed, the Company also currently does not comply with the Rule due to the Company’s delayed filing with the SEC of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (the “2014 First Quarter Form 10-Q”).

As disclosed by the Company in a Current Report on Form 8-K filed with the SEC on July 11, 2014, a NASDAQ Hearings Panel (the “Panel”) determined to continue the listing of the Company’s common stock subject to the condition that, on or before September 12, 2014, the Company become current in its periodic filings with the SEC. The Company must also be able to demonstrate at such time that it complies with all other requirements for continued listing on Nasdaq. If the Company is unable to satisfy these conditions, the Company’s common stock may be delisted from the Nasdaq Global Select Market.

On August 22, 2014, the Company issued a press release that included information regarding its receipt of the August 19 Letter. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated August 22, 2014 of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: August 22, 2014	By:	/s/ Brent Novak
Brent Novak
Acting Chief Financial Officer and
Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 22, 2014 of the Company

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